Exhibit 10.4
AMENDMENT TO TERMS AND CONDITIONS OF EMPLOYMENT (U.K.)

Employer’s name and address: VENATOR MATERIALS UK LIMITED (the “Company”)
Employee’s name and address: Mahomed Ahmed Maiter, 33, Hemingford Gardens, Yarm, Cleveland TS15 9ST, United Kingdom (“you” or the “Employee”).
This amendment (the “Amendment”), with effect from 29 April 2020 (the “Effective Date”), modifies that certain agreement between you and the Company dated 10 December 2018 (the “Agreement”), regarding the details of your terms and conditions of employment with the Company, as follows:

1. PENSION, RETIREMENT AND LIFE INSURANCE BENEFITS
Paragraph 12.1 of the Agreement is deleted in its entirety and replaced with the following provision:

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“12.1 You are a member of the following pension plans and subject to the rules thereof: (1) the Tioxide Pension Fund (in which you have deferred member status); (2) the U.K. Defined Contribution Scheme (in which you have deferred member status); (3) the AECI Pension Fund in South Africa (in which you have deferred member status); and (4) the Huntsman Global Pension Scheme (the “HGPS”) (in which you have active deferred status). Because you have met the applicable lifetime contribution limit and are therefore not receiving any additional contributions from the Company into your U.K. Defined Contribution Scheme account in which you have deferred member status, the Company will provide you with a monthly cash payment approximately equivalent to the amount you would have been eligible to receive as a contribution to your plan account had you not met the lifetime limit, which is 15% of your base salary. Following the date you withdraw from South Africa your account balance in the AECI Pension Fund, and upon which event law in South Africa imposes on you a tax, the Company will reimburse you following your payment of any such tax upon presentation to the Company of written evidence of your payment in full of such tax, which reimbursement shall be grossed up by the Company for any U.K. taxes imposed on you for such reimbursement. The South African and U.K. tax rates upon which such reimbursement is calculated will not exceed those tax rates in effect on the date of this Amendment, and the currency exchange rate used in such calculation shall be that in effect on the date you withdraw your account balance from South Africa.”

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IN WITNESS of which this Amendment has been executed and delivered as a deed on the first date written above.
EXECUTED as a Deed by

VENATOR MATERIALS UK LTD
acting by Stephen Ibbotson,

Director in the presence of:	/s/ Stephen Ibbotson
Witness’s Signature:	[omitted]
Full Name:
Address:

Exhibit 10.4

EXECUTED as a Deed by

Mahomed Ahmed Maiter  /s/ Mahomed Ahmed Maiter

in the presence of:
Witness’s Signature:  [omitted]
Full Name:
Address: